EXHIBIT 99.1

FOR:	Cognizant Technology Solutions Corp.
500 Glenpointe Centre West
Teaneck, NJ 07666

CONTACT:	Gordon Coburn
Chief Financial Officer
201-678-2712

FOR IMMEDIATE RELEASE

Investors: Ian Bailey/Kirin Smith

Press: Brian Maddox/Scot Hoffman

FD Morgen-Walke

212-850-5600

shoffman@fdmw.com

COGNIZANT TECHNOLOGY SOLUTIONS REPORTS STRONG SECOND QUARTER RESULTS

* Revenue grows 17% sequentially; Margins Remain Firm

* Diluted EPS tops expectations reaching $0.20

Teaneck, NJ – July 22, 2003 – Cognizant Technology Solutions Corporation (Nasdaq: CTSH), a leading provider of IT services, today announced its financial results for the second quarter ended June 30, 2003.

Highlights for the second quarter include:

•	Revenue for the second quarter increased to $87.4 million, up 61 percent from $54.4 million in the second quarter of 2002

•	Diluted EPS reached $0.20

•	Operating margins of 19.6% compared to 19.5% sequentially and 19.7% in the year ago period

Revenue for the second quarter increased to $87.4 million, up 17 percent from $74.5 million in the first quarter of 2003, and up 61 percent from $54.4 million in the second quarter of 2002. As previously announced, on April 1, 2003 Cognizant closed its acquisition of Aces, a specialist in CRM solutions. Now fully integrated with Cognizant’s operations, Aces accounted for $2.3 million of revenue during the quarter. Net income for the second quarter increased to $13.5 million, or $0.20 per diluted share compared to $8.6 million, or $0.14 per diluted share (on a split-adjusted basis) in the second quarter of 2002. Operating margin for the quarter was 19.6%, compared to 19.5% in the first quarter of 2003 and 19.7% in the second quarter of 2002.

“Our solid second quarter results reflect Cognizant’s strong position as a leader in the fast growing offshore services market,” said Kumar Mahadeva, Chairman and Chief Executive Officer. “Building on our track record of effective execution, we continue to win and ramp-up strategic clients who look to Cognizant to help drive bottom-line results through offshore outsourcing. Our fourth generation delivery model helps companies to drastically cut their IT and business process costs while aligning their IT portfolios with business needs. We have seen strong demand across all our verticals, with financial services and healthcare performing particularly well. We further stepped up discretionary investment in our sales and marketing organization which will continue to be a key strategic advantage for Cognizant as the industry evolves and grows.”

“Our record of strong repeat business continues with approximately 83% of our revenue from clients who have been working with us for at least a year,” said Gordon Coburn, Chief Financial Officer. “As we continue to strengthen and grow relationships with our clients, we have developed a strong recurring revenue base which gives us greater visibility and confidence in our future.”

Conference Call

Cognizant will host a conference call on July 22, at 10:00 AM. (EST) to discuss the Company’s quarterly results. To listen to the call please dial 800-953-6584 domestic and 706-645-0156 internationally. The call will also be broadcast live via the Internet at Cognizant’s web site, www.cognizant.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay will be made available on the web site at www.cognizant.com or by calling 800-642-1687 for domestic callers and 706-645-9291 for international callers and entering “1555402” from two hours after the end of the call until 11:59 p.m. (EST) on July 29, 2003.

About Cognizant Technology Solutions

Cognizant Technology Solutions Corporation (Nasdaq: CTSH) is a leading provider of IT services. Focused on delivering strategic information technology solutions that address the complex business needs of its clients, Cognizant provides applications management, development, integration, and re-engineering, infrastructure management, business process outsourcing, and a number of related services such as enterprise consulting, technology architecture, program management and change management through its onsite/offshore outsourcing model.

Cognizant’s 6,700 employees are committed to partnerships that sustain long-term, proven value for customers by delivering high-quality, cost-effective solutions through its development centers in India and Ireland, and onsite client teams. Cognizant maintains P-CMM and SEI-CMM Level 5 assessments from an independent third-party assessor and was recently ranked as the top information technology company in Forbes’ 200 Best Small Companies in America and in BusinessWeek’s Hot Growth Companies. Further information about Cognizant can be found at http://www.cognizant.com.

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Cognizant believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Potential risks and uncertainties that could cause or contribute to differences include, but are not limited to: (i) the significant fluctuations of Cognizant’s quarterly operating results caused by a variety of factors, many of which are not within Cognizant’s control, including (a) the number, timing, scope and contractual terms of application design, development and maintenance projects, (b) delays in the performance of projects, (c) the accuracy of estimates of costs, resources and time to complete projects, (d) seasonal patterns of Cognizant’s services required by customers, (e) levels of market acceptance for Cognizant’s services, (f) potential adverse impacts of new tax legislation, and (g) the hiring of additional staff; (ii) changes in Cognizant’s billing and employee utilization rates; (iii) Cognizant’s ability to manage its growth effectively, which will require Cognizant (a) to increase the number of its personnel, particularly skilled technical, marketing and management personnel, (b) to find suitable acquisition candidates to support geographic expansion, and (c) to continue to develop and improve its operational, financial, communications and other internal systems, in the United States, India and Europe; (iv) Cognizant’s reliance on key customers and large projects; (v) the highly competitive nature of the markets for Cognizant’s services; (vi) Cognizant’s ability to successfully address the continuing changes in information technology, evolving industry standards and changing customer objectives and preferences; (vii) Cognizant’s reliance on the continued services of its key executive officers and leading technical personnel; (viii) Cognizant’s ability to attract and retain a sufficient number of highly skilled employees in the future; (ix) Cognizant’s ability to protect its intellectual property rights; (x) the concentration of Cognizant’s operations in India and the related geo-political risks of local and cross-border conflicts; (xi) terrorist activity, the threat of terrorist activity, and responses to and results of terrorist activity and threats, including, but not limited to, effects, domestically and/or internationally, on Cognizant, its personnel and facilities, its customers and suppliers, financial markets and general economic conditions; (xii) the effects, domestically and/or internationally, on Cognizant, its personnel and facilities, its customers and suppliers, financial markets and general economic conditions arising from hostilities involving the United States in Iraq or elsewhere; (xiii) a breach of the Distribution Agreement entered into between the Company and IMS Health; (xiv) a change in the Company’s intent to repatriate undistributed earnings; and (xv) general economic conditions. Such forward-looking statements include risks and uncertainties; consequently, actual transactions and results may differ materially from those expressed or implied thereby.

Additional information on factors that may affect the business and financial results of the companies can be found in filings of the companies made from time to time with the Securities and Exchange Commission.

-tables to follow-

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues	$87,446	$49,146	$159,387	$90,796
Revenues – related party	—	5,212	2,575	10,046

Total revenues	87,446	54,358	161,962	100,842
Cost of revenues	47,199	29,348	88,158	53,537

Gross profit	40,247	25,010	73,804	47,305
Selling, general and administrative expenses	20,352	12,561	36,763	23,783
Depreciation and amortization expense	2,767	1,747	5,389	3,674

Income from operations	17,128	10,702	31,652	19,848
Other income / (expense):
Interest income	320	405	741	834
Other income / (expense), net	98	46	(99)	(113)
Split-off costs – non tax deductible	—	—	(2,010)	—

Total other income / (expense)	418	451	(1,368)	721
Income before provision for income taxes	17,546	11,153	30,284	20,569
Provision for income taxes	(4,044)	(2,506)	(6,604)	(4,813)

Net income	13,502	8,647	23,680	15,756

Basic earnings per share (1)	$0.22	$0.15	$0.38	$0.27

Diluted earnings per share (1)	$0.20	$0.14	$0.36	$0.25

Weighted average number of common shares outstanding	61,885	58,738	61,601	58,738

Weighted average number of common and dilutive shares outstanding	66,239	63,165	66,115	62,755

(1)	Reflects a 3-for-1 stock split distributed on April 1, 2003

-Table to follow-

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	June 30, 2003	December 31, 2002
Assets
Current Assets
Cash and cash equivalents	$137,739	$126,211
Trade accounts receivable, net of allowances of $963
and $861, respectively	42,908	35,092
Trade accounts receivable - related party	—	1,605
Unbilled accounts receivable	9,326	4,159
Unbilled accounts receivable - related party	—	149
Current tax asset	5,916	3,711
Other current assets	7,970	4,907

Total Current Assets	203,859	175,834

Property and equipment - net	47,765	39,090
Goodwill - net	4,477	878
Other Intangible assets - net	12,293	12,870
Other assets	3,018	2,801

Total Assets	$271,412	$231,473

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$6,839	$6,948
Accrued and other current liabilities	34,752	34,539

Total Current Liabilities	41,591	41,487
Deferred income taxes	26,424	24,505

Total Liabilities	68,015	65,992

Stockholders’ Equity	203,397	165,481

Total Liabilities and Stockholders’ Equity	$271,412	$231,473

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